Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT, (the “Agreement”) dated as of August 14, 2009, is made by and among Techprecision Corporation, a Delaware corporation (the “Company”), Barron Partners LP, a Delaware Limited Partnership (the “Barron”) and GreenBridge Capital Partners IV, LLC, a Delaware limited liability company (“Greenbridge” and, together with Barron, the “Security Holders” and each, a “Security Holder”).

WHEREAS, Barron is the holder of record of Warrants (the “Barron Warrants”) to purchase 3,371,064 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and Greenbridge is the holder of record of Warrants (the “Greenbridge Warrants”) to purchase 5,948,936 shares of Common Stock;

WHEREAS, Barron desires to surrender all of the Barron Warrants to the Company in consideration for the issuance of 1,300,490 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (“Preferred Stock”) (initially convertible into 1,700,000 shares of Common Stock), and the Company desires to accept the surrender of the Barron Warrants in consideration for the issuance of such shares of Preferred Stock;

WHEREAS, Greenbridge desires to surrender all of the Greenbridge Warrants to the Company in consideration for the issuance of 2,294,982 shares of Preferred Stock (initially convertible into 3,000,000 shares of Common Stock), and the Company desires to accept the surrender of the Greenbridge Warrants in consideration for the issuance of such shares of Preferred Stock;

NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Surrender of Warrants and Issuance of Preferred Stock.

A. Subject to the terms and conditions of this Agreement, Barron hereby surrenders the Barron Warrants, including all of Barron’s right, title and interest therein and thereto, to the Company and the Company hereby accepts the surrender of the Barron Warrants in consideration for the issuance by the Company to Barron of 1,300,490 shares of Preferred Stock.

B. Subject to the terms and conditions of this Agreement, Greenbridge hereby surrenders the Greenbridge Warrants, including all of Greenbridge’s right, title and interest therein and thereto, to the Company and the Company hereby accepts the surrender of the Greenbridge Warrants in consideration for the issuance by the Company to Greenbridge of 2,294,982 shares of Preferred Stock.

Section 2. Representations and Warranties of Security Holders.  Each of the Security Holders represents and warrants to the Company, severally and not jointly, as follows:

A. Security Holder is the legal and beneficial owner of such Security Holder’s Warrants (the “Securities”), free and clear of all liens, security interests, pledges, claims, liabilities, encumbrances and restrictions of any nature whatsoever (other than restrictions imposed by applicable securities laws); neither the Securities nor any of Security Holder’s interest in the Securities are now, or at any time in the past have been, subject to any assignment to a third party; and Security Holder does not hold or own of record or beneficially any warrants to purchase equity securities in the Company other than the Securities.

B. The Company shall acquire good and marketable title to the Securities being surrendered hereunder, free and clear of any liens, security interests, pledges, claims, liabilities and restrictions of any nature whatsoever (other than restrictions imposed by applicable securities laws).

C. There are no judgments, orders, decrees, injunctions or suits existing, pending or, to the knowledge of Security Holder, threatened involving or relating to the Securities.

D. Security Holder has the power and the authority, corporate or otherwise, to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all requisite actions, corporate or otherwise, as may be necessary to authorize this Agreement and the transactions contemplated hereby.

E. This Agreement, and each other agreement, document, instrument or writing contemplated by this Agreement, have been duly and validly executed and delivered by Security Holder and after execution and delivery by Security Holder, shall constitute valid and binding obligations of Security Holder, enforceable against Security Holder in accordance with their terms (except that the enforceability thereof may be (a) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, fraudulent conveyance, or other similar laws affecting the enforceability of creditors’ rights generally and (b) subject to the availability of equitable remedies).  Neither the execution and delivery of this Agreement by Security Holder nor the consummation by Security Holder of the transactions contemplated hereby (i) require the consent of any Person, (ii) give any Person any right in or to the Securities, or (iii) violate any agreement or instrument to which Security Holder is a party. “Person” as used herein means a natural person, joint venture, corporation, sole proprietorship, trust estate, partnership, cooperative, association, non profit organization, government (including any branch, agency, subdivision or department thereof) or other entity.

F. Security Holder confirms that the Securities are being surrendered by Security Holder in a privately negotiated transaction.

G. Security Holder is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement and (iv) able to afford the entire loss of its investment in the securities being purchased by the Security Holder from the Company. The Security Holder is acquiring the Securities for investment and not with a view to the sale or distribution thereof and understands that such Securities are restricted securities, as defined in the 1933 Act, and may not be sold or otherwise distributed except pursuant to an effective registration statement or an exemption from the registration requirements of the 1933 Act and that the certificates for such securities shares will bear an investment legend.

H. The Security Holder and such Security Holder’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Security Holder from the Company. The Security Holder and such Security Holder’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

I. Security Holder confirms that (i) it has independently and without reliance on the Company, and based on such information as Security Holder has deemed appropriate, made its own independent financial and legal analysis in connection with the Company, this Agreement, and the transactions contemplated hereby and it has consulted with its own advisors with respect thereto as it has deemed appropriate, (ii) that the Company has no responsibility for the scope of Security Holder’s financial and legal analysis conducted in connection with the Company, this Agreement, and the transactions contemplated hereby or any decision by Security Holder with regard to the scope of such financial and legal analysis, and (iii) that the Company has no duty or responsibility to conduct any such financial or legal analysis on behalf of Security Holder.

Section 3. Representations and Warranties of the Company.  The Company represents and warrants to the Security Holders as follows:

A. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted.

B. This Agreement has been duly and validly authorized and executed by the Company.  This Agreement, after execution and delivery by the Company shall constitute the valid and binding obligations of the Company enforceable against it in accordance with its terms (except that the enforceability thereof may be (a) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, fraudulent conveyance, or other similar laws affecting the enforceability of creditors’ rights generally and (b) subject to the availability of equitable remedies).

C. The Company on the date of the Closing (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Security Holders, the Preferred Stock hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Preferred Stock, the Security Holders will acquire title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except for any of the foregoing which results from actions or omissions on the part of the Security Holders.

D. Each Security Holder acknowledges that the Company is a publicly held company and has made available to such Security Holder true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to Section 12(g) of the 1934 Act. The Company has not provided to the Security Holders any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

Section 4. Closing.

A. Contemporaneously with the execution of this Agreement, or as soon as practicable thereafter, the parties shall effect a closing of the transactions contemplated hereby (the “Closing”).

B. At the Closing, Barren shall deliver to the Company the Barron Warrants marked “Cancelled” together with an executed assignment form completed in blank; and

C. At the Closing, Greenbridge shall deliver to the Company the Greenbridge Warrants marked “Cancelled” together with an executed assignment form completed in blank ..

D. At the Closing, the Company shall deliver certificates representing (i) 1,300,490 shares of Preferred Stock to Barron and (ii) 2,294,982 shares of Preferred Stock to Greenbridge.

Section 5. Volume Limitations.  Subject to any additional limitations imposed by any applicable state or federal securities law, from and after the date hereof, and after giving effect to the consummation of the transactions contemplated hereby, each Security Holder hereby agrees that such Security Holder will sell, in the aggregate, no more than 25% of such Security Holder’s aggregate holdings of the Company’s equity securities during any fiscal quarter of the Company.  For purposes of this Section, such Security Holder’s aggregate holdings of the Company’s equity securities will be calculated as of the last day of the immediately preceding fiscal quarter and such calculation shall assume the conversion of any convertible securities and the exercise of any exercisable securities held by such Security Holder at the time of such calculation.  This Section 5 of the Agreement will have a term of twelve months from the date of this agreement expiring on August 15, 2010.

Section 6. Transfer Restrictions.  Each of the Security Holders acknowledge that (1) the Preferred Stock and shares underlying the Preferred Stock have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) such Security Holder shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Preferred Stock and shares of Common Stock underlying the Preferred Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Preferred Stock and shares of Common Stock underlying the Preferred Stock made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

Section 7. Restrictive Legend. Each Security Holder acknowledges and agrees that the Preferred Stock and the shares of Common Stock underlying the Preferred Stock, and, until such time as the shares of Common Stock underlying the Preferred Stock have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the shares of Preferred Stock or Common Stock underlying the Preferred Stock, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) AN EXEMPTION FROM REGISTRATION IS AVAILABLE UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PROVIDED THE COMPANY WITH AN OPINION OF COUNSEL TO SUCH EFFECT.”

Section 8. Notices.

A. All notices, consents and other communications required or permitted under this Agreement shall be in writing, and shall be deemed to have been duly given (a) when delivered personally, (b) three business days after being mailed by first class certified mail, postage prepaid, return receipt requested, or (c) one business day after being sent by a recognized overnight delivery service, postage or delivery charges prepaid, to the parties at their respective addresses stated on the signature page of this Agreement.  Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within 24 hours thereafter by a signed original sent in the manner provided in the preceding sentence.  Any party may change its address for notices by giving notice of a new address to each other party in accordance with this Section, except that any such change of address notice shall not be effective unless and until received.

B. The Company and each Security Holder hereby waive any notice required under the terms of the Securities or pursuant to any agreements governing the Securities to effectuate the surrender of the Securities pursuant to this Agreement and agree that such surrender is permitted under such terms or pursuant to any such agreements.

Section 9. Miscellaneous.

A. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior written or oral communications and agreements, and all contemporaneous oral communications among the parties concerning the subject matter hereof.

B. No provision of this Agreement may be amended, changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by all parties affected by such provision.

C. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.  No party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other parties.

D. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

E. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

F. All agreements, representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, any investigation, and the consummation of the transactions contemplated hereby.

G. If any term or provision of this Agreement or the application thereof to any Person or circumstances shall to any extent, be invalid or unenforceable, then the remainder of this Agreement or the application of such term or provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

H. Headings and captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the parties.

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IN WITNESS WHEREOF, the parties have caused this Exchange Agreement to be duly executed by their respective officers thereonto duly authorized as of the day and year first above written.

TECHPRECISION CORPORATION

By:	/s/ Richard F. Fitzgerald
Name:	Richard F. Fitzgerald
Title:	Chief Financial Officer

Address:	1 Bella Drive
Westminster, MA 01473
Facsimile:	(978) 874-2748

BARRON PARTNERS LP
By:	Barron Capital Advisors, LLC, its General Partner

By:	/s/ Andrew Barron Worden
	Name:	Andrew Barron Worden
	Title:	Managing Partner

Address:	730 Fifth Avenue, 26th Floor
New York NY 10019
Facsimile:	(212) 359-0222

GREENBRIDGE CAPITAL PARTNERS IV, LLC

By:	/s/ Joseph D. Kowal
Name:	Joseph D. Kowal
Title:	Managing Member

Address:	20130 Via Cellini
Porter Ranch, CA 91326
Facsimile:	(310) 820-5354